Exhibit 4.2

BY-LAW NO. 2

AN AMENDED AND RESTATED

GENERAL OPERATING BY-LAW

AURINIA PHARMACEUTICALS INC.

hereinafter called “the Corporation”

SECTION 1

INTERPRETATION

1.1    Definitions

In the By-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act of Alberta, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“Articles” means the Articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

“Board” means the Board of Directors of the Corporation;

“By-laws” means this By-law and all other By-laws of the Corporation from time to time in force and effect;

“Meeting of Shareholders” means an annual meeting of Shareholders and a Special Meeting of Shareholders;

“Special Meeting of Shareholders” means a meeting of any class or classes of Shareholders and a Special Meeting of all Shareholders entitled to vote at an annual meeting of Shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Alberta);

“ordinary resolution” means a resolution passed by a majority of the votes cast by the Shareholders who voted, either in person or by proxy, in respect of that resolution;

“Recorded Address” means in the case of a Shareholder his address as recorded in the securities register; and in the case of joint Shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a Director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.4 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein, and words importing the singular number include the plural and vice versa; words importing gender include masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION 2

BUSINESS OF THE CORPORATION

2.1    Registered Office, Records Office and Address for Service

The registered office and the designated records office (if any) of the Corporation shall be at the address or addresses in Alberta as may from time to time be determined by the Board.

2.2    Corporate Seal

The Corporation may have a corporate seal of such design as may be approved by the Board. The seal, if any, shall be kept in charge of the Secretary or other person appointed by the Board and shall be used as provided in the By-laws.

Whenever determined by the Board that such is necessary, the Corporation may have and use an official facsimile of its seal for use in any province of Canada not being the province in which the registered office is situate or for use in any territory, district or place outside Canada and in the preparation, adoption and authorization of the use of such seal, the Board shall at all times comply with the Statutes and the Articles.

2.3    Financial Year

The financial year of the Corporation shall end on such date in each year as the Board may from time to time determine.

2.4    Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments in writing requiring the signature of the Corporation may be signed by any one of the persons who is a Director and officer of the Corporation. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.5    Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as may from time to time be prescribed or authorized by the Board.

2.6    Voting Rights in Other Bodies Corporate

Any officer of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officer executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board, or failing the Board, the signing officer of the Corporation, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION 3

BORROWING AND SECURITIES

3.1    Borrowing Power

Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, the Board may from time to time on behalf of the Corporation, without authorization of the Shareholders:

(a)	borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, for such sums and at such prices as may be deemed expedient;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person;

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any present and future property, real and personal, movable and immovable, of the Corporation, including its undertakings and rights, to secure any bonds, debentures, notes or other evidences of indebtedness or guarantee or any other indebtedness, liability or obligation of the Corporation; present or future; and

(e)	delegate to a committee of the Board, a Director or an officer of the Corporation all or any of the powers conferred in this paragraph or by the Act to such extent and in such manner as the Directors may determine.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

SECTION 4

DIRECTORS

4.1    Number of Directors and Quorum

The number of directors shall be established and changed, from time to time, by the shareholders or where so authorized, by the directors, in accordance with the Act and the Articles of the Corporation as amended. Subject to paragraphs 4.8 and 4.9, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the Directors or such greater or lesser number of Directors as the Board may from time to time determine.

4.2    Qualification

No person shall be qualified for election as a Director:

(a)	who is less than Eighteen (18) years of age;

(b)	if he is a dependent adult as defined in the Dependent Adults Act (Alberta) or is the subject of a certificate of incapacity under that Act;

(c)	if he is a formal patient as defined in the Mental Health Act (Alberta);

(d)	if he is the subject of an order under the Mentally Incapacitated Persons Act (Alberta) appointing a committee of his person or estate or both;

(e)	if he has been found to be a person of unsound mind by a court elsewhere than in Alberta;

(f)	if he is not an individual; or

(g)	if he has the status of a bankrupt.

A Director need not be a Shareholder. As long as required by the Act, at least two Directors shall not be officers or employees of the Corporation or its affiliates.

4.3    Consent to Act

A person who is elected or appointed a Director is not a Director unless:

(a)	he was present at the meeting when he was elected or appointed and did not refuse to act as a Director; or

(b)	if he was not present at the meeting when he was elected or appointed, he consented to act as a Director in writing before his election or appointment or within ten days after it, or he has acted as a Director pursuant to the election or appointment.

A person who is elected or appointed as a Director and who refuses or fails to consent or act shall be deemed not to have been elected or appointed as a Director.

4.4    Election and Term

Shareholders of the Corporation shall, by ordinary resolution at the first meeting of Shareholders and at each succeeding annual meeting at which an election of Directors is required, elect Directors to hold office for a term expiring not later than the close of the third annual meeting of Shareholders following the election. At each annual meeting of Shareholders, all Directors whose term of office has expired or then expires shall retire but, if qualified, shall be eligible for re-election. A Director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of Shareholders following his election. Notwithstanding the foregoing, if Directors are not elected at a meeting of Shareholders, the incumbent Directors continue in office until their successors are elected. The number of Directors to be elected at any such meeting shall be the number of Directors whose term of office has expired or then expires unless the Directors or the Shareholders otherwise determine. It is not necessary that all Directors elected at a meeting of Shareholders hold office for the same term. If the Articles so provide, the Directors may, between annual meetings of Shareholders, appoint one or more additional Directors of the Corporation to serve until the next annual meeting of Shareholders, but the number of additional Directors shall not at any time exceed one-third of the number of Directors who held office at the expiration of the last annual meeting of the Corporation.

4.5    Removal of Directors

Subject to the provisions of the Act, the Shareholders may by ordinary resolution passed at a special meeting remove any Director or Directors from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Directors.

4.6    Vacation of Office

A Director ceases to hold office when he dies or resigns, he is removed from office by the Shareholders, or he ceases to be qualified as a Director under paragraph 4.2. A resignation of a Director becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the written resignation, whichever is later.

4.7    Vacancies

Subject to the Act, a quorum of the Board may fill a vacancy in the Board. In the absence of a quorum of the Board, the Directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call such meeting or if there are no Directors then in office, any Shareholder may call the meeting.

4.8    Action by the Board

The Board shall manage the business and affairs of the Corporation. Subject to paragraph 4.9 and the Articles, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the Directors who would be entitled to vote on that resolution at a meeting of the Board.

4.9    Resolution Without Meeting Together

Notwithstanding anything to the contrary in this By-law:

(a)	a resolution or resolutions signed by all members of the Board as such without meeting together, whether embodied in the form of minutes of a meeting of Directors or not, shall be as valid and effectual as if passed at a meeting of the Board duly called and constituted and shall be entered in the minute book of the Corporation accordingly and shall be held to relate back to any date therein stated to be the date thereof and a Director may signify his assent to such resolution or resolutions in writing under his hand or by telegram or cable;

(b)	any written resolution made under this paragraph may be signed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument;

(c)	where the Board consists of a sole Director, a resolution or resolutions assented to and adopted in writing under the hand of that Director, whether embodied in the form of a minute of that Director or not, shall be as valid and effectual as if passed at a meeting of the Board duly called and constituted and shall be entered in the minute book of the Corporation accordingly and shall be held to relate back to any date therein stated to be the date thereof and the sole Director may also signify his assent to such resolution or resolutions by telegram or cable.

4.10    Meetings by Telephone

A Director may participate in a meeting of the Board or of a committee of the Board by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a Director participating in a meeting by those means is deemed to be present at the meeting.

4.11    Place of Meetings

Subject to the Articles, meetings of the Board may be held at any place in or outside Canada.

4.12    Calling of Meetings

Meetings of the Board shall be held at such time and at such place as the Board, the Chairman of the Board, the managing Director, the President or any two Directors may determine.

4.13    Notice of Meetings

Notice of the time and place of each meeting of the Board shall be given in the manner provided in paragraph 13.1 to each Director not less than forty-eight (48) hours before the time when the meeting is to be held. Meetings of the Board may be summoned by the Secretary or an Assistant Secretary at the request of the President or the Chairman and failing them, at the request of a Vice-President or a Director. A notice of a meeting of Directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified, including any proposal to:

(a)	submit to the Shareholders any question or matter requiring approval of the Shareholders;

(b)	fill a vacancy among the Directors or in the office of auditor;

(c)	issue securities;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares of the Corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve any annual financial statement; or

(i)	adopt, amend or repeal By-laws.

A Director may in any manner waive notice of or otherwise consent to a meeting of the Board, and attendance of a Director at a meeting of Directors is a waiver of notice of the meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.14    Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15    Provided a quorum of Directors is present, the Board may without notice hold a meeting immediately following an annual meeting of Shareholders.

4.16    The Board may from time to time appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, or forthwith after such Director’s appointment, whichever is later, but no other notice shall be required for any such regular meeting except where the Act or this By-law requires the purpose thereof or the business to be transacted thereat to be specified.

4.17    Chairman

The Chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: Chairman of the Board, President or a Vice-President (in order of seniority). If no such officer is present, the Directors present shall choose one of their number to be Chairman.

4.18    Votes to Govern

At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the case of any equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

4.19    Powers of Attorney

The Board may at any time and from time to time by power of attorney under the seal appoint any person or persons to be the attorney or attorneys of the Corporation for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under this By-law) and for such period and subject to such conditions as the Board may from time to time think fit and any such appointment may (if the Board thinks fit) be made in favour of the members or any of the members of any committee established as aforesaid or in favour of any Corporation or of the members, Directors, nominees or managers of any Corporation or firm or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the Board. Any such power of attorney may contain such powers for the protection or convenience of persons dealing with such attorneys as the Board may think fit.

4.20    Any attorneys may be authorized by the Board to delegate all or any of the powers, authorities and discretions for the time being vested in them subject to the Board’s confirmation.

4.21    Trustees

The Board may appoint a Corporation or any two or more responsible individuals to be a trustee or trustees for the Corporation for any purpose for which it is deemed advisable to have the intervention of a trustee or trustees and in particular the whole or any part of the property of the Corporation may be vested in such trustee or trustees either for the benefit of the Shareholders or to secure to the creditors or obligees of the Corporation the payments of any money or for securing any bonds, debentures or debenture stock of the Corporation or for the payment or performance of any obligations which the Corporation ought to pay or perform and the Board may at any time fill any vacancy in the office of the trustee.

4.22    The remuneration of a trustee shall be such as the Board shall determine and shall be paid by the Corporation.

4.23    The Board may delegate to any creditors or other persons the power of appointing or removing a trustee or trustees and may by contract in writing limit or surrender its power of appointing or removing a trustee or trustees.

4.24    Remuneration and Expenses

The Directors may fix the remuneration, if any, of the Directors of the Corporation.

SECTION 5

COMMITTEES

5.1    Committee of Directors

The Board may appoint a committee of one or more Directors, however designated, and delegate to such committee any of the powers of the Board except those which, under the Act, a committee of Directors has no authority to exercise.

5.2    Transaction of Business

The powers of a committee of Directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.3    Audit Committee

If required by the Act, the Board shall elect annually from among its number an audit committee to be composed of not fewer than three Directors of whom a majority shall not be officers or employees of the Corporation or its affiliates.

5.4    The audit committee shall review the financial statements of the Corporation before they are approved by the Directors.

5.5    The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee, and, at the expense of the Corporation, to attend and be heard at the meeting.

5.6    The auditor of the Corporation or a member of the audit committee may call a meeting of the committee.

5.7    Procedure

Unless otherwise provided herein or determined by the Board, each committee shall have the power to fix its quorum, to elect its Chairman and to regulate its procedure.

SECTION 6

OFFICERS

6.1    Appointment

Subject to the Articles, the Board may from time to time appoint a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The Board may specify the duties of and, in accordance with this By-law and subject to the Act, delegate powers to manage the business and affairs of the Corporation to such officers. Subject to paragraphs 6.2, 6.3 and 6.4, an officer may, but need not, be a Director.

6.2    The President

The Board from time to time may elect a President from amongst their number.

The President shall be the Chief Executive Officer of the Corporation and preside at all general meetings and in the absence or non-appointment of the Chairman of the Board, shall also preside at meetings of the Board. He shall have general and active management of the business and affairs of the Corporation and without limiting the foregoing:

(a)	he shall have general superintendence and direction of all the other officers of the Corporation;

(b)	he shall submit the annual report of the Board, if any, and the annual balance sheets and financial statements of the business and affairs and reports on the financial position of the Corporation as required by the Act to the annual meeting and from time to time he shall report to the Board all matters within his knowledge which the interest of the Corporation require to be brought to their attention;

(c)	he shall be an ex-officio member of all standing committees of the Board.

6.3    Chairman of the Board and Officers Generally

The Board may elect one of their number to be Chairman of the Board who may preside at any or all meetings of the Board and who may also hold the office of President or Vice-President.

6.4    The Vice-President or Vice-Presidents

The Board from time to time may also elect from amongst their number, a Vice-President or Vice-Presidents in whom shall be vested all the powers and who shall perform all the duties of the President in the absence of the latter from his office and who may also preside at meetings of the Board in the absence of the President and the Chairman of the Board. Nothing, however, herein contained shall prevent any Director from presiding at meetings of the Board if considered advisable or being necessary and the Director being willing.

6.5    Secretaries or Assistant Secretary

The Board may appoint a secretary and may also appoint one or more assistant secretaries. The secretary or an assistant secretary shall attend any meetings of the Board and any general meeting and record the proceedings thereof and all matters transacted and dealt with thereat and shall prepare and keep minutes of all such meetings and record all votes and the minutes of all proceedings in a book or books to be kept for any standing or executive committee.

6.6    The Treasurer or Assistant Treasurer

The Board may appoint a treasurer and may also appoint one or more assistant treasurers who shall keep or cause to be kept in books belonging to the Corporation full and accurate accounts of receipts and disbursements and shall deposit or cause to be deposited all monies of the Corporation with the Corporation’s bankers or otherwise deal with the same as the Board may determine. The treasurer or an assistant treasurer or assistant treasurers shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements and shall render to the President and to the Board at the regular meetings of the Board or at such times as they may require an account of all transactions of the Corporation and of the financial position of the Corporation.

6.7    Powers and Duties of Other Officers

The powers and duties of all other officers shall, subject to the Act, be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are specified only by the Board) the Chief Executive Officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the Chief Executive Officer otherwise directs.

6.8    Variation of Powers and Duties

The Board and (except as aforesaid) the Chief Executive Officer may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.9    Term of Office

The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the Board shall hold office until his successor is appointed or until his earlier resignation.

6.10    Terms of Employment and Remuneration

The terms of employment and the remuneration of officers appointed by the Board shall be settled by it from time to time.

6.11    Agents and Attorneys

The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada and with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.12    Fidelity Bonds

The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

SECTION 7

INTEREST IN MATERIAL CONTRACTS AND

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1    Interest in Material Contracts

Subject to any Unanimous Shareholder’s Agreement, a Director or officer who is a party to, or who is a Director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of Directors the nature and extent of his interest. The disclosure shall be made:

(a)	in the case of a Director, at a meeting in which the proposed contract is first considered, or at the first meeting in which he becomes so interested;

(b)	in the case of an officer, forthwith after he becomes aware that a contract is considered or has been considered at a meeting of Directors or forthwith after an officer has become so interested;

(c)	in the case of a person who is interested in a contract who later becomes a Director or officer, forthwith after he becomes a Director or officer.

7.2    If a material contract or proposed material contract is one that in the ordinary course of business would not require the consent of the Board or shareholders, a Director or officer who has an interest in such contract shall nevertheless disclose in writing to the Corporation or request to have entered in the minutes of the meeting of Directors, the nature and extent of his interest forthwith after the Director or officer becomes aware of the contract or proposed contract.

7.3    A Director referred to in paragraph 7.1 shall not vote on any resolution to approve the contract unless the contract is an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate, in which he has an interest for the benefit of the Corporation or an affiliate, a contract relating primarily to his remuneration as a Director, officer, employee or agent of the Corporation or an affiliate, a contract for indemnity or insurance pursuant to the Act, or a contract with an affiliate.

7.4    Dissent by Director

A Director who is present at a meeting of Directors or committee of Directors is deemed to have consented to any resolution passed or action taken at the meeting unless he requests that his abstention or dissent be, or his abstention or dissent is, entered in the minutes of the meeting; he sends his written dissent to the secretary of the meeting before the meeting is adjourned; he sends his dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is adjourned, or otherwise proves that he did not consent to the resolution or action. A Director who votes for or consents to a resolution or action is not entitled to dissent as aforesaid.

7.5    Limitation of Liability

Subject to the Act, no Director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person, firm or Corporation including any person, firm or Corporation with whom or with which any monies, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.6    Indemnity

Subject to the Act, the Corporation shall indemnify a Director or officer, a former Director or officer, and a person who acts or acted at the Corporation’s request as a Director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or officer of the Corporation or such body corporate if:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was not unlawful.

7.7    Insurance

The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any Director or officer as such against any liability incurred by him.

SECTION 8

SHARES

8.1    Allotment

Subject to the Articles, the Board may from time to time allot, or grant options to purchase, and issue the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2    Commissions

The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

8.3    Securities Register

The Corporation shall maintain a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder;

(b)	the number of securities held by each security holder; and

(c)	the date and particulars of the issue and transfer of each security.

8.4    Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.5    Share Certificates

Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the name of the person to whom the certificate or acknowledgment was issued, and the number and class or series of shares held by him as shown on the securities register. The Corporation may charge a fee of not more than $3.00 for a share certificate issued in respect of a transfer. Share certificates and acknowledgments of a shareholder’s right to a share certificate, shall, subject to the Act, be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 2.4 and need not be under the corporate seal, provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.6    Replacement of Share Certificates

The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00 or such greater amount as may be allowed by the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case (s. 75).

8.7    Cancellation of Share Certificates

The Board or any officer or agent designated by the Board may, upon a consolidation, share split or any other form of capital reorganization of the shares of the Corporation requiring the cancellation of the existing Share Certificate(s) and the issuance of replacement Share Certificate(s) (“Capital Reorganization”), call-in from the Shareholders of the Corporation the existing Share Certificate(s) for cancellation and issue new Share Certificate(s) in accordance with the Capital Reorganization. The Board or any officer or agent designated by the Board may in its or his discretion determine the terms and method of the call-in of the Share Certificate(s) for cancellation, including, but not restricted to, the time and place of deposit of the Share Certificate(s) for cancellation. If a Shareholder fails to surrender his Share Certificate(s) to the Corporation for cancellation pursuant to a Capital Reorganization, after being requested to do so by the Board or any officer or agent designated by the Board, then the Corporation may make application to a Court of competent jurisdiction to obtain an Order requiring the surrender of the Share Certificate(s), or the Board may, by Resolution, cancel the existing Share Certificate(s) and issue new Share Certificate(s) pursuant to the Capital Reorganization.

8.8    Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.9    Fractional Shares

The Corporation may issue a certificate for a fractional share or may issue in its place as may be determined by the Board, scrip certificates in a form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. The Directors may attach conditions to any scrip certificates including that the scrip certificates become void if they are not exchanged for a share certificate representing a full share by a specified date, and that any shares for which those scrip certificates are exchangeable may, notwithstanding any preemptive right, be issued by the Corporation to any person and the proceeds of those shares distributed rateable to holders of the scrip certificates.

8.10    Surrender

The Directors of the Corporation are hereby authorized to require all shareholders to surrender their share certificates immediately following the issuance of a Certificate of Continuance by the Registrar of Corporations under the Act for cancellation and replacement by new certificates in a form attached to this By-law.

8.11    Transfer and Transmission of Shares

Shares of the Corporation may be transferred in the form of a transfer of endorsement endorsed on the certificates issued for the shares of the Corporation or in any form of transfer which may be approved by the Board.

8.12    Registration of Transfers

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board.

8.13    Subject to the provisions of the Act, the Board may decline to register or permit to be registered any transfer of shares where the holder thereof is indebted to the Corporation or upon which the Corporation has a lien.

8.14    The Corporation may treat a person as a registered shareholder entitled to exercise all rights of the shareholder he represents if that person produces to the Board such evidence as may be reasonably required that he is the executor, administrator, heir or legal representative of the heirs of the estate of a deceased shareholder, a guardian committee, trustee, curator or tutor representing a shareholder who is an infant, an incompetent person or a mining person or a liquidation of, or a trustee in bankruptcy for, a registered shareholder.

8.15    If a person on whom the ownership of a share devolves by operation of law, other than a person described in paragraph 8.13, furnishes proof of his authority to exercise rights or privileges in respect of a share in the Corporation that is not registered in his name, the Corporation shall treat that person as entitled to exercise those rights or privileges.

8.16    The Corporation is not required to enquire into the existence of, or see the performance or observance of, any duty owed to a third person by a registered holder of any of its shares or by anyone whom it treats, subject to the Act, as the owner or registered holder of the shares.

8.17    Subject to applicable law regarding the collection of taxes, a person referred to in paragraph 8.13 is entitled to become a registered holder or to designate a registered holder upon his depositing with the Board those documents prescribed by the Act.

8.18    Transfer Agents and Registrars

The Board may from time to time appoint one or more trust companies as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The Board may at any time terminate any such appointment.

8.19    Lien on Shares

The Corporation shall have a first and paramount lien upon all the shares registered in the name of such shareholder whether solely or jointly with others for his debts, liabilities and engagement solely or jointly with any other person to or with the Corporation whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, including any amount unpaid in respect of a share issued by the body corporate prior to continuance; and not equitable interest in any share shall be created except upon the footing and condition that paragraph 8.4 hereof is to have full effect. Such lien shall extend to all dividends from time to time declared in respect of such shares.

8.20    The Corporation may cause a notation to be made on any share certificate that the Corporation has a lien on the shares represented by the share certificate. For the purpose of enforcing such lien, the Board may sell the shares subject thereto in such manner as it thinks fit but no sale shall be made until such time as the debt, liability or engagement ought to be paid, discharged or fulfilled and until a demand and notice in writing stating the amount due and demanding payment and giving notice of intention to sell shall have been served on such shareholder or the person, if any, entitled to the share in consequence of the death or bankruptcy of the shareholder and default shall have been made by him or them in payment or discharge of such debt, liability or engagement for seven days after such notice.

8.21    Upon any sale made by the Board of any shares to satisfy the lien of the Corporation thereon, the proceeds shall be applied, firstly, in payment of all costs of such sale, and secondly, in satisfaction of the debts or obligations of the shareholder and the residue (if any) shall be paid to the shareholder or as he shall direct.

8.22    Upon any such sale, the Board may enter the purchaser’s name in the register as holder of the shares and the purchaser shall not be bound to see to the regularity or validity of or be affected by any irregularity or invalidity in the proceedings or be bound to see to the application of the purchase money and after his name has been entered in the register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the same shall be in damages only and against the Corporation exclusively.

8.23    Share Warrants

The Corporation, with respect to any fully paid-up shares, may issue share warrants under its seal stating that the bearers thereof are entitled to the shares therein respectively specified and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants.

8.24    The Board may determine and from time to time vary the conditions upon which share warrants shall be issued and in particular upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed upon which the bearer of a share warrant shall be entitled to attend and vote at general meetings; and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares therein specified. Subject to such conditions and to this Bylaw, the bearer of a share warrant shall be shareholder of the Corporation. The holder of a share warrant shall be subject to the conditions for the time being in force with respect to share warrants, whether made before or after the issue of such warrant.

SECTION 9

DIVIDENDS AND RIGHTS

9.1    Dividends

Subject to the rights of the holders of any shares entitled to any priority, preference or special privileges, and subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

9.2    Record Date for Dividends and Rights

The Board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that if the Corporation is a distributing Corporation, then unless notice of the record date is waived in writing by every holder of a share of the class or series affected, notice of such record date shall be given not less than seven days before such record date, in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

9.3    Dividend Resolution

The resolution of the Board declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid-up shares, debenture or debenture stock of the Corporation or of any other Corporation or in any one or more of such ways and where any difficulty arises in regard to the distribution, the Board may settle the same as they think expedient and may fix the value for distribution of such specific assets or any part thereof and may determine that such payments shall be made to all parties and may vest any such specific assets in trustees upon such trust for the persons entitled to the dividends as may seem expedient to the Board.

9.4    Interest

Interest may be paid out of capital where it is lawful to do so by virtue of the Act but no dividend shall be payable except out of the profits arising from the business of the Corporation.

9.5    No dividend shall bear interest as against the Corporation.

9.6    Prepaid Shares

Where capital is paid up on any shares in advance, such capital shall not confer a right to participate in profits whilst carrying interest.

9.7    Interim Dividends

The Board may from time to time pay to the shareholders such interim dividends as appear to the Board to be justified by the profits of the Corporation.

9.8    Debt to Corporation

Subject to the Act, the Board shall deduct from the dividends payable to any shareholder all sums of money as may be due from him to the Corporation on account of calls or otherwise.

9.9    Payment of Dividends

The Corporation may transmit any dividend or bonus payable in respect of any share by cheque or warrant through the ordinary post to the registered address of the holder of such share (unless he shall have given written instructions to the contrary) and shall not be responsible for any loss arising therefrom. Every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

9.10    Unclaimed Dividends

All dividends unclaimed for one year after having been declared may be vested in or otherwise made use of by the Board for the benefit of the Corporation.

9.11    Fractional Shares

Subject to the Articles, a holder of a fractional share or scrip certificate is not entitled to receive a dividend in respect of the fractional share or scrip certificate unless the fractional share or scrip certificate results from a consolidation of shares.

SECTION 10

MEETINGS OF SHAREHOLDERS

10.1    First and Subsequent Annual Meetings

The first annual meeting shall be held within such period as the Board shall determine is in accord with the most convenient date for closing the Corporation’s financial year but in any event shall be held within the period of 18 months from the date of incorporation and subject to the provisions of the Act and the provisions of this By-law, subsequent annual meetings of the Corporation shall be held once in each calendar year and not more than 15 months after the holding of the last annual meeting.

10.2    Annual Meeting

Subject of the Act, the annual meeting of shareholders shall be held at such time in each year and, subject to paragraph 10.3, at such place as the Board, the Chairman of the Board, the Managing Director or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing Directors if required, appointing auditors if required and transacting such other business as may properly be brought before the meeting.

10.3    Special Meetings

The Board, the Chairman of the Board or the President shall have power to call a special meeting of the shareholders at any time.

10.4    Requisition of Meeting

The Board may whenever it thinks fit and it shall upon the requisition of the holders of not less than Five Percent (5%) of the issued voting share capital of the Corporation forthwith proceed to convene an extraordinary general meeting of the Corporation and any extraordinary general meeting called in pursuance of a requisition shall be convened and held in accordance with the provisions of the Act.

10.5    Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine, at some other place in Alberta.

10.6    Telephone Meeting

A shareholder or any other person entitled to attend a meeting of shareholders may participate by means of telephone or other communication facilities that permit all persons participating to hear each other, and a person participating in such a meeting by those means is deemed to be present at the meeting.

10.7    Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 13.1 not less than 21, nor more than 50, days before the date of the meeting to each Director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of Directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.8    Record Date for Notice

The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, provided that if the Corporation is a distributing Corporation, then unless notice of the record date is waived in writing by every holder of a share of the class of series affected, notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the date immediately preceding the day on which the notice is sent or, if no notice is sent shall be the day on which the meeting is held.

10.9    List of Shareholders Entitled to Notice

If the Corporation has more than fifteen (15) shareholders entitled to vote at a meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to paragraph 10.8, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities office of the Corporation is maintained and at the meeting for which the list was prepared.

10.10    Fractional Shares

Subject to the Articles, a holder of a fractional share or scrip certificate is not entitled to exercise voting rights or receive notice of a meeting of shareholders in respect of such fractional share or scrip certificate unless the fractional share or scrip certificate results from a consolidation of shares.

10.11    Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)	if all the shareholders entitled to vote thereat are present in person or represented or if those not present or represented waive notice of or otherwise consent to such meeting being held; and

(b)	if the auditors and the Directors are present or waive notice of or otherwise consent to such meeting being held;

so long as such shareholders, auditors or Directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Alberta, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.12    Chairman and Secretary

The Chairman of any meeting of shareholders shall be the President, or in his absence, a Vice-President who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be Chairman. If the Secretary of the Corporation is absent, the Chairman shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting.

10.13    Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the Directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-laws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

10.14    Quorum

A quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for any absent shareholder so entitled, and representing in the aggregate not less than Ten Percent (10%) of the outstanding shares of the Corporation carrying voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If within half an hour of the time appointed for the holding of a meeting of the shareholders a quorum is not present, the meeting, if convened upon a requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place; and if at such adjourned meeting a quorum not be present, those shareholders who are present shall be deemed to be a quorum and may transact all business which a full quorum might have done.

10.15    Right toVote

Every person named in the list referred to in paragraph 10.9 shall be entitled to both the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that:

(a)	where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared; and

(b)	the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than ten days before the meeting that his name be included in such list.

In any such excepted case, the transferee shall be entitled to vote the transferred shares at such meeting. If the Corporation is not required to prepare a list under paragraph 10.8, subject to the provisions of the Act and this By-law as to proxies and representatives, at any meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.16    Proxies and Representatives

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its Directors or governing body an individual, who need not be a shareholder, to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the Secretary of the Corporation or the Chairman of the meeting.

10.17    Mandatory Solicitation of Proxies

If the Corporation is a distributing Corporation having fifteen (15) or more shareholders entitled to vote at a meeting of shareholders, two or more joint shareholders being counted as one shareholder, and the management of the Corporation gives or intends to give a holder of its voting shares notice by a meeting, subject to the Act, the management shall, concurrently with or prior to giving of notice, send to each shareholder who is entitled to notice of meeting a form of proxy which shall be nearly as circumstances permit in a form or to the effect of the following:

I,                                           of                                          , being a shareholder in                                          , hereby appoint                                           of                                          , as my proxy to vote for me and on my behalf at the annual (or extraordinary, as the case may be) meeting of the Corporation to be held on the      day of                     ,                     , and at every adjournment thereof and at every poll, which may take place in consequence thereof. As witness my hand this          day of                     ,                     .

10.18    When paragraph 10.6 applies, every form of proxy sent or delivered to a shareholder shall indicate in bold face type whether or not the proxy is solicited by or on behalf of management of the Corporation and shall provide a specifically designated space for dating and signing form of proxy. The form of proxy shall also indicate that the shareholder has a right to appoint a person or body corporate, if any, designated in the form of proxy and shall contain instructions as to the manner in which the shareholder may exercise the right, and a means for so doing. The form of proxy shall also provide a means for a shareholder to specify that his shares be voted for or against each matter identified therein, other than the appointment of an auditor and election of Directors, a means for the shareholder to specify that his shares shall be voted or withheld from voting in respect of the appointment of an auditor or election of Directors, and a statement that the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and that, if the shareholder specifies a choice with respect to any matter to be acted on, the shares shall be voted accordingly. A proxy may confer discretionary authority with respect to each matter identified in the notice of meetings, other than the appointment of an auditor and the election of Directors, if the form of proxy states in bold face type how the shares represented by the proxy will be voted in respect of each matter or group of related matters.

10.19    Validity of Proxy

The decision of the Chairman of any general meeting as to the validity of any instrument of proxy shall be final and conclusive.

10.20    Time for Deposit of Proxies

The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the Secretary of the Corporation or by the Chairman of the meeting or any adjournment thereof prior to the time of voting.

10.21    Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented and vote, they shall vote as one on the shares jointly held by them.

10.22    Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles of By-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes, either upon a show of hands or upon a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

10.23    Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by a show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.24    Ballots

On any question proposed for consideration at a meeting of shareholders, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot, either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.25    Admission or Rejection of a Vote

In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.26    Adjournment

If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.27    Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

10.28    Resolution Signed by all Shareholders

A resolution signed in writing by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders.

SECTION 11

DIVISIONS AND DEPARTMENTS

11.1    Creation and Consolidation of Divisions

The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

11.2    Name of Division

Subject to law, any division or its sub-units may be designated by such name as the Board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation as if it has been entered into or signed in the name of the Corporation.

11.3    Officers of Division

From time to time the Board or, if authorized by the Board, the Chief Executive Officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the Chief Executive Officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION 12

INFORMATION AVAILABLE TO SHAREHOLDERS

12.1    Except as provided by the Act, or other bodies having jurisdiction, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the Directors would be inexpedient in the interests of the Corporation to communicate to the public.

12.2    The Directors may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what circumstances or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to inspection or shareholders and no shareholder shall have any right to inspect any document or book or register or accounting records of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the shareholders.

SECTION 13

NOTICES

13.1    Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the By-laws or otherwise to a shareholder, Director, officer, auditor or member of a committee of the Board shall be given by the President or Secretary or in their absence an assistant Secretary and failing him, any other officer of the Corporation and shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his Recorded Address or if mailed to him at his Recorded Address by prepaid ordinary or air mail or if sent to him at his Recorded Address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the Recorded Address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the Recorded Address of any shareholder, Director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

13.2    Notice to joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

13.3    Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

13.4    Undelivered Notice

If notices given to a shareholder pursuant to paragraph 13.1 are returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

13.5    Omissions and Errors

The accidental omission to give any notice to any shareholder, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.6    Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of this entitlement prescribed by the Act.

13.7    Waiver of Notice

Any shareholder (or his duly appointed proxyholder), Director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the By-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

EFFECTIVE DATE

13.8    Effective Date

This By-law shall come into force when confirmed by the shareholders in accordance with the Act.

13.9    Repeal

All previous By-laws of the Corporation, except such By-laws of the Corporation as have been confirmed by the shareholders, are repealed as of the coming into force of this By-law provided that such repeal shall not affect the previous operation of any By-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such By-law prior to its repeal. All officers and persons acting under any By-law so repealed shall continue to act as if appointed under the provisions of this By-law and all resolutions of the shareholders or Board with continuing effect passed under any repealed By-law shall continue good and valid except to the extent inconsistent with this By-law and until amended or repealed.

SECTION 14

ADVANCE NOTICE OF MEETINGS OF SHAREHOLDERS

14.1    Nomination Procedures.

Subject only to the Business Corporations Act (Alberta) (the “Act”) and its applicable regulations, applicable securities law and the articles of the Company, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual general meeting of shareholders, or at any special meeting of shareholders if the election of directors is a matter specified in the notice of meeting, (i) by or at the direction of the board, including pursuant to a notice of meeting; (ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or (iii) by any person (a “Nominating Shareholder”) who (A) at the close of business on the date of the giving of the notice provided for in this by-law and on the record date for notice of such meeting, is entered in the central securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company, and (B) complies with the notice procedures set forth below in this by-law.

14.2    Timely notice.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company in accordance with this by-law.

14.3    Manner of timely notice.

To be timely, a Nominating Shareholder’s notice must be given: (i) in the case of an annual general meeting (including an annual and special meeting) of shareholders, not less than 30 nor more than 65 days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 60 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the meeting was made.

In no event shall any adjournment, postponement, or reconvening of a meeting, or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

14.4    Proper form of notice.

To be in proper written form, a Nominating Shareholder’s notice must set forth: (i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director, (A) the name, age, province or state, and country of residence of the person, (B) the principal occupation, business or employment of the person, both present and within the five years preceding the notice, (C) whether the person is a resident Canadian within the meaning of the Act, (D) the number of securities of each class of voting securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such person, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (E) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws; and (ii)as to the Nominating Shareholder, (A) the number of securities of each class of voting securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such person or any joint actors, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (B) full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote or to direct or to control the voting of any shares of the Company and (C) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws.

References to “Nominating Shareholder” in this by-law shall be deemed to refer to each shareholder that nominates a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.

14.5    Other Information

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that would reasonably be expected to be material to a reasonable shareholder’s understanding of the independence and/or qualifications, or lack thereof, of such proposed nominee.

14.6    Notice to be updated

In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

14.7    Power of the chairman.

The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

14.8    Delivery of notice.

Notwithstanding any other provision of these by-laws, notice given to the secretary of the Company pursuant to this by-law may only be given by personal delivery, facsimile transmission or by email (provided that the secretary of the Company has stipulated an email address for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of the confirmation of such transmission has been received) to the secretary of the Company at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Edmonton time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

14.9    Increase in number of directors to be elected.

Notwithstanding any provisions in this by-law to the contrary, in the event that the number of directors to be elected at a meeting is increased effective after the time period for which the Nominating Shareholder’s notice would otherwise be due under this section, a notice with respect to nominees for the additional directorships required by this section shall be considered timely if it shall be given not later than the close of business on the tenth (10th) day following the day on which the first public announcement of such increase was made by the Company.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this by-law.

14.10    Definitions.

For purposes of this by-law,

(i)	“Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

(iii)	“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

(iv)	“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities;

(v)	“close of business” means 5:00 p.m. (Edmonton time) on a business day in Alberta, Canada;

(vi)	“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

(vii)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

MADE by the Board the 23rd day of October, 2013.

/s/ Dennis Bourgeault
CORPORATE SECRETARY

CONFIRMED AND APPROVED by the Shareholders in accordance with the Act on the 15th day of August, 2013.

/s/ Dennis Bourgeault
CORPORATE SECRETARY